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                                                                    Exhibit 99.1

                               SHS BANCORP, INC.
                                REVOCABLE PROXY
                        Special Meeting of Stockholders
                                _______ __, 1999

          This Proxy is solicited on behalf of the Board of Directors.

    The undersigned, as a holder of Common Stock of SHS Bancorp, Inc. ("SHS"), hereby appoints the Board of Directors of SHS, or any successors thereto, as Proxies, with full powers of substitution, to represent and to vote as designated on the reverse of this card all of the shares of Common Stock of SHS which the undersigned is entitled to vote at the Special Meeting of Stockholders of SHS to be held at ____________________________________, Pennsylvania on
_________ __ , 1999 at __:__ _.m., Eastern Time, or any adjournment thereof.

    This Proxy may be revoked at any time before it is exercised.

    Shares of Common Stock of SHS will be voted as specified. Unless otherwise specified, this Proxy will be voted FOR the proposal to adopt the Agreement and Plan of Reorganization, dated as of July 21, 1999, by and between ESB Financial Corporation and SHS. If any other matter is properly presented at the Special Meeting of Stockholders, the Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.

          IMPORTANT:  PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.
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           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

I plan to attend the
meeting

        [_]


1. Proposal to adopt an Agreement and Plan of Reorganization, dated as of July 21, 1999, by and between ESB Financial Corporation ("ESB") and SHS Bancorp, Inc. ("SHS"), and a related Agreement of Merger (together, the "Reorganization Agreement"), pursuant to which SHS will merge into ESB and each outstanding shares of SHS common stock, will be converted into the right to receive, at the election of the holder, either 1.3 shares of common stock of ESB or $17.80 in cash, subject to the election, allocation and proration procedures set forth in the Reorganization Agreement.


                      FOR  AGAINST  ABSTAIN

                      [_]    [_]      [_]

2. In their discretion, upon any other matter that may properly come before the Special Meeting of Stockholders or any adjournments thereof.


    The Board of Directors of SHS recommends a vote FOR approval of the Reorganization Agreement. Such votes are hereby solicited by the Board of Directors of SHS.


               Dated:  _____________________________, 1999

               Signature ____________________________________________

               Signature ____________________________________________


               Important: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

               Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.